Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-240087) pertaining to the Jamf Holding Corp. Omnibus Incentive Plan and the Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan of Jamf Holding Corp.,
(2)Registration Statement (Form S-8 No. 333-264487) pertaining to the Employee Stock Purchase Plan of Jamf Holding Corp.,
(3)Registration Statement (Form S-3ASR No. 333-265821), and
(4)Registration Statement (Form S-8 No. 333-279358) pertaining to the Jamf Holding Corp. Omnibus Incentive Plan and the Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan of Jamf Holding Corp.;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Jamf Holding Corp. and the effectiveness of internal control over financial reporting of Jamf Holding Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2025